         FILED                                                       EXHIBIT 3.9
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

      NOV 24, 1998

DEAN HELLER SECRETARY OF STATE
    /S/ DEAN HELLER
      C 7096 - 97


                              ARTICLES OF MERGER
                                      OF
                      NATIONAL INCOME REALTY CORPORATION
                           A CALIFORNIA CORPORATION

                                      INTO

                         TARRAGON REALTY INVESTORS, INC.
                              A NEVADA CORPORATION

                               ------------------


         Tarragon Realty Investors, Inc., a Nevada corporation ("TRII Nevada") is the surviving entity in accordance with the requirements of Section 92A.200 of the Nevada Revised Statutes, hereby certifies as follows:

         1. The name of the surviving entity is Tarragon Realty Investors, Inc. and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is National Income Realty Corporation (the successor-in-interest to National Income Realty Trust), organized in the jurisdiction of California, the laws of which permit this merger.

         2. An Agreement and Plan of Merger (the "Plan") between TRII Nevada and National Income Realty Corporation ("National Income California") has been approved and adopted by each entity that is a party to this merger.

         3. The Plan was submitted to the shareholders of National Income California by its Board of Directors pursuant to the requirements of Chapter 92 of the Nevada Revised Statutes. The Plan was submitted to the stockholders of TRII Nevada by its Board of Directors pursuant to Chapter 92 of the Nevada Revised Statutes.

         4. The designation, percentage of total vote or number of votes entitled to be cast and the total number of undisputed votes or undisputed total percentage of owners' interest cast for and against the Plan by the holders of Common Stock of National Income California entitled to vote on the Plan is as follows:



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
                                                 UNDISPUTED VOTES OR                        TOTAL VOTES OR
            TOTAL NUMBER OF                      TOTAL PERCENTAGE OF                     PERCENTAGE OF OWNER
           UNDISPUTED VOTES                      OWNER INTEREST CASE                        INTEREST CAST
          ENTITLED TO BE CAST                            FOR                                   AGAINST
               3,737,171                           2,245,673 (60.1%)                         64,210 (1.7%)

and 78,920 shares (2.1%) abstained from voting.

         5. The designation, percentage of total vote or number of votes entitles to be cast and the total number of undisputed votes or undisputed total percentage of owners' interest cast for the Plan by the holders of Common Stock of TRII Nevada entitled to vote on the Plan is as follows:


                                                 UNDISPUTED VOTES OR                        TOTAL VOTES OR
            TOTAL NUMBER OF                      TOTAL PERCENTAGE OF                     PERCENTAGE OF OWNER
           UNDISPUTED VOTES                      OWNER INTEREST CASE                        INTEREST CAST
          ENTITLED TO BE CAST                            FOR                                   AGAINST
               1,272,180                            714,508 (56.2%)                          11,084 (0.9%)

and 39,458 shares (3.1%) abstained from voting.

         6. The number of votes or percentage of owners' interest cast for the Plan by the owners of each class of interest of National Income California was sufficient for approval by the owners of that class. The number of votes or percentage of owners' interest cast for the Plan by the owners of each class of interest of TRII Nevada was sufficient for approval by the owners of that class.

         7. The Articles of Incorporation of TRII Nevada shall be the articles of incorporation of the surviving corporation.

         8. The effective date of the merger shall be the date when the Secretary of State of the State of Nevada shall have issued a Certificate of Merger or other similar document relating to such merger.

         9. All entities party to this Merger have complied with the laws of their respective jurisdiction of organization concerning this Merger.

         10. The complete and executed Agreement and Plan of Merger is on file at the principal place of business of TRII Nevada, the address of which is 3100 Monticello, Suite 200, Dallas, Texas 75205.


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         11. A copy of the Plan will be furnished by TRII Nevada on request and without cost to any stockholder of any corporation that is a party to the merger.

         DATED as of November 24, 1998.

                                        TARRAGON REALTY INVESTORS, INC.


                                        By:  /s/ WILLIAM S. FRIEDMAN
                                             ---------------------------------
                                             William S. Friedman, President


                                        TARRAGON REALTY INVESTORS, INC.


                                        By:  /s/ KATHRYN MANSFIELD
                                             ----------------------------------
                                             Kathryn Mansfield, Secretary


STATE OF NEW YORK                   )
                                    )
COUNTY OF NEW YORK                  )

         This instrument was acknowledged before me on the 24th day of November, 1998 by William S. Friedman, President of Tarragon Realty Investors, Inc.


                                /s/ ALYSSA J. BASSETT
                                -----------------------------------------------
                                Notary Public in and for said County and State


                                                 ALYSSA J. BASSETT
                                           NOTARY PUBLIC, STATE OF NEW YORK
                                                    NO. 4980527
                                            QUALIIFIED IN NEW YORK COUNTY
                                          COMMISSION EXPIRES APRIL 22, 1999
STATE OF TEXAS                      )
                                    )
COUNTY OF DALLAS                    )

         This instrument was acknowledged before me on the 24th day of November, 1998 by Kathryn Mansfield, Secretary of Tarragon Realty Investors, Inc.



                                /s/ MISTY MITCHELL
                                -----------------------------------------------
                                Notary Public in and for said County and State


                                                  MISTY MITCHELL
                                     [SEAL]       NOTARY PUBLIC
                                                  STATE OF TEXAS
                                                  My Comm. Exp. 2-27-99


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